EX-10.50

                 AMENDMENT IN TOTAL AND COMPLETE RESTATEMENT OF
                           NU SKIN INTERNATIONAL, INC.
                               COMPENSATION TRUST

        This Amendment in Total and Complete Restatement of the Nu Skin International, Inc. Compensation Trust is made as of this ____ day of _____________, 1998, by and between Nu Skin International, Inc. (hereinafter called the "Company"), whose address is 75 West Center Street, Provo, Utah 84606, and Blake M. Roney, Steven J. Lund and Keith R. Halls (hereinafter called the "Trustee").

        The Company created the Nu Skin International, Inc. Compensation Trust on the 23rd day of September, 1993 (hereinafter called the "Trust"), and desires to amend the Trust, in total, as follows:

                                           RECITALS:

        WHEREAS the Company has adopted non-qualified deferred compensation plans (copies of which are attached hereto) for some of the highly compensated employees or a select management group of the Company (hereinafter referred to as the "Plans"). The Company may hereafter adopt additional non-qualified deferred compensation plans which may participate in this Trust upon receipt by the Trustees of a copy of the Plan from the Company and the approval of the Trustees without additional action by the Company.

        WHEREAS the Company has incurred or expects to incur liability under the terms of such Plans with respect to the individual participating in such Plans.

        WHEREAS the Company wishes to establish the Trust and to contribute to the Trust assets that shall be held herein subject to the claims of the Company's creditors in the event of the Company's insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plans.

        WHEREAS it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974.

        WHEREAS it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist in the meeting of its liabilities under the Plans.

        NOW THEREFORE the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1.  ESTABLISHMENT OF TRUST.

        (a) The Company hereby deposits with the Trustee and Trust the sum of $10.00, which will become the principal of the trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.
        (b) The Trust hereby established is revocable by the Company, it shall become irrevocable upon a Change of Control as defined herein.

        (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

        (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as hereinafter set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under Federal and State law in the event of Insolvency, as defined in Section 3(a) herein.

        (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in Trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any plan participant or beneficiary shall have any right to compel such additional deposits.

Section 2.  PAYMENTS TO PLAN PARTICIPANTS AND THEIR
            BENEFICIARIES.

        (a) The Company shall deliver to the Trustee a copy of the Deferred Compensation Plan for each Plan participant that indicates the amounts payable in respect to each Plan participant (and his or her beneficiaries), the form in which such amount is to be paid as provided for or available under the Plan(s), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan participants and their beneficiaries in accordance with the Plans. The Trustee shall make provisions for the reporting and withholding of any Federal, State and local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

        (b) Entitlement of the Plan participant or his or her beneficiaries to benefits under the Plans shall be determined by the Company or such party as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedure set out in the Plans.

        (c) The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plans. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

Section 3. TRUSTEE  RESPONSIBILITY  REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN
           THE COMPANY IS INSOLVENT.

        (a) The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

        (b) At all times during the  continuance  of this Trust,  as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to the claims of general creditors of the Company under Federal and State laws set forth below.

               (1) The Board of Directors and the President of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

               (2) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty of inquiry whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

               (3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plans or otherwise.

               (4) The Trustee shall resume the payments of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

        (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4.  PAYMENTS TO COMPANY.

        Except as provided in Section 3 hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plans.

Section 5.  INVESTMENT AUTHORITY.

        (a) The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Company. All rights associated with assets of the Trust shall be exercised by the Trustee of the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan participants.

        (b) The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a non-fiduciary capacity without the approval or consent of any person in a fiduciary capacity.

Section 6.  DISPOSITION OF INCOME.

        During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

Section 7.  ACCOUNTING BY TRUSTEE.

        The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other actions affected by it, including the description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

Section 8.  RESPONSIBILITY OF THE TRUSTEE.

        (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plans or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

        (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's cost, expenses and liabilities (including, without limitation, attorneys fees and expenses) relating thereto and be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

        (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

        (d)  The  Trustee  may  hire  agents,  accounts,  actuaries,  investment
advisers,   financial  consultants  or  other  professionals  to  assist  it  in performing any of its duties or obligations hereunder.

        (e) The Trustee shall have, without exclusion, all powers conferred on the Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor trustee, or to loan to any person the proceeds of any borrowing against such policy.

        (f) However, notwithstanding the provisions of Section 8(e) above, the Trustee may loan to the Company the proceeds of any borrowings against an insurance policy held as an asset of the Trust.

        (g) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Section 9.  COMPENSATION AND EXPENSES OF THE TRUSTEE.

        The Company shall pay all administrative and the Trustee's fees and expenses. If no so paid, the fees and expenses shall be paid from the Trust.

Section 10.  RESIGNATION OR REMOVAL OF THE TRUSTEE.

        (a) The Trustee may resign at any time by written notice to the Company which shall be effective twenty (20) days after receiving such notice unless the Company and the Trustee agree otherwise.

        (b) The Trustee may be removed by the Company on twenty (20) days notice or upon shorter notice accepted by the Trustee.

        (c) Upon a Change of Control, as defined herein, the Trustee may not be removed by the Company for 5 years.

        (d) If the Trustee resigns within 5 years of a Change of Control, as defined herein, the Trustee shall select a successor Trustee in accordance with the provisions of Section 11(b) hereof prior to the effective day of the Trustee's resignation or removal.

        (e) Upon resignation or removal of the Trustee and appointment of the successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within thirty (30) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limits.

        (f) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of the resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 11.  APPOINTMENT OF SUCCESSOR.

        (a) If the Trustee resigns or is removed in accordance with Section 10(a) or 10(b) hereof, the Company may appoint a third party as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute every instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

        (b) If the Trustee resigns or is removed pursuant to the provisions of Section 10(e) hereof and selects a successor Trustee, the Trustee may appoint any third party as successor Trustee. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

        (c) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to
Section 7 and 8 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any past event, or any condition existing at the time he becomes successor Trustee.

Section 12.  AMENDMENT OR TERMINATION.

        (a) This Trust Agreement may be amended by a written instrument executed by Trustee and the Company. Notwithstanding the foregoing comment, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

        (b) The Trust shall not terminate until the date on which the Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans unless sooner revoked in accordance with Section 1(b) hereof. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

        (c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plans, the Company may terminate this Trust prior to the time all benefits payable under the Plans have been made. All assets in the Trust at termination shall be returned to the Company.

Section 13.  MISCELLANEOUS.

        (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

        (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

        (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

        (d) For purposes of this Trust, Change of Control shall mean the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(b) or 14(d) of the Securities Exchange Act of 1934 (the "Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 50 percent or more of the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Company or a reorganization, merger, or consolidation, in each case, with respect to which persons who are stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the Company's assets.

Section 14.  EFFECTIVE DATE.

        The effective date of this Trust Agreement shall be the 23rd day of September 1993.

Section 15.  AFFILIATES.

        For purposes of paragraphs 1(c), 1(d), 1(e), 2, 3, 4, 5, 7, 8, 9, 11(c),
12(b), and 12(c), the term "Company" shall include Nu Skin International, Inc. ("NSI") and any Affiliate of NSI. An Affiliate of NSI is a company that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with NSI.

        However, whenever the term "Company" refers to an Affiliate, an allocation of amounts (based on contributions from the Affiliate) between NSI and the Affiliate shall be required so that each company shall only have responsibility or authority relating to those amounts related to that company. Allocations of income and principal shall be made and the Trustees shall charge income of the Trust to the company to which that income relates and each company shall be responsible to report its share of such income. Further, indemnification and similar provisions shall require apportionment between the companies. Each Affiliate which contributes to the Trust shall be deemed a grantor of the Trust and the owner as to that proportionate share of the Trust based on its percentage of contributions.

        Responsibilities, including, but not limited to, the obligation to deliver copies of Deferred Compensation Plans, shall relate to those Plans to which the Affiliate contributes. However, an action taken previously by NSI or an Affiliate need not be duplicated by a succeeding Affiliate.

        Insolvency of an Affiliate shall only affect that Affiliate and the percentage of the Trust owned by that Affiliate.

        IN WITNESS WHEREOF the Company and the Trustee have executed this Agreement as of the date first above written.

                                            NU SKIN INTERNATIONAL, INC.

                                            By __________________________
                                            Its _________________________

Attest:

_________________________
Secretary

                                            Trustee:

                                            _________________________
                                            Blake M. Roney, Trustee

                                            _________________________
                                            Steven J. Lund, Trustee

                                            _________________________
                                            Keith R. Halls, Trustee